Exhibit 99.4

This Proxy is solicited by the Board of Directors

PEOPLES BANCORP, INC. OF BULLITT COUNTY

Special Meeting of Shareholders

November 12, 2015

Main Office of The Peoples Bank of Bullitt County

1612 Hwy 44 East
Shepherdsville, Kentucky 40165

The undersigned hereby appoints G. William Hardy and William L. Dawson attorneys-in-fact and proxies, with full power of substitution, to attend the Special Meeting of Shareholders to be held on November 12, 2015 at 7:30 pm eastern time, and at any adjournments or postponements of the Special Meeting, and to vote as specified below all shares of the Common Stock of Peoples Bancorp, Inc. of Bullitt County that the undersigned would be entitled to vote if personally present at the Special Meeting.

The Board of Directors recommends a vote FOR Proposal 1 and FOR Proposal 2.

1.                                      To approve the Agreement and Plan of Merger between First Capital, Inc. and Peoples Bancorp, Inc. of Bullitt County, which provides, among other things, for the merger of Peoples Bancorp with and into First Capital, as described more fully in the accompanying Joint Proxy Statement-Prospectus.

☐	For	☐	Against	☐	Abstain

2.                                      To approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the Agreement and Plan of Merger.

☐	For	☐	Against	☐	Abstain

In their discretion, the named proxies are authorized to vote upon such other business as may properly come before the meeting.

When properly executed, this Proxy will be voted in the manner directed by the undersigned shareholder. If no direction is given, this Proxy will be voted FOR Proposals 1 and 2.

Please mark, sign, date and return the proxy card promptly using the enclosed envelope.  By signing below, you acknowledge receipt of the Notice of Special Meeting and the joint Proxy Statement-Prospectus.

[Shareholder Name(s)]
	Signature	Date

[No. of shares held of record]

	Signature, if held jointly	Date

Please sign exactly as shares are registered. If shares are held by joint tenants, all parties in the joint tenancy must sign. When signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.